[GOLDSTEIN GOLUB KESSLER LLP LETTERHEAD]

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
NaturalNano, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2006, relating to the consolidated financial statements of NaturalNano, Inc. as of and for the year ended December 31, 2005, appearing in the Annual Report on Form 10-KSB for. the year ended December 31, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York
March 20, 2006